EXHIBIT 12.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
EXCHANGE ACT RULE 13A-14(A)/15D-14(A)
AS ADOPTED PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002

I, Ofer Haviv, certify that:

1.           I have reviewed this annual report on Form 20-F of Evogene Ltd.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.           Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

/s/ Ofer Haviv
Ofer Haviv
President and Chief Executive Officer

Date: May 29, 2015